UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

MasterBrand, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41545	88-3479920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Suite 300 Beachwood, Ohio	44122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-622-4782

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 5, 2025 (the “Merger Agreement”), by and among MasterBrand, Inc., a Delaware corporation (“MasterBrand”), Maple Merger Sub, Inc., a Virginia corporation and wholly-owned subsidiary of MasterBrand (“Merger Sub”), and American Woodmark Corporation, a Virginia corporation (“American Woodmark”).

Effective as of May 28, 2026 (the “Closing Date”), MasterBrand completed its previously announced transaction with American Woodmark (the “Closing”). Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into American Woodmark (the “Merger”) at the effective time of the Merger (the “Effective Time”), with American Woodmark continuing as the surviving entity.

Merger Consideration

Pursuant to the Merger Agreement, at the Effective Time, each share of American Woodmark common stock outstanding was converted into the right to receive 5.150 shares of MasterBrand common stock (such ratio, the “Exchange Ratio”), plus cash in lieu of any fractional shares.

Treatment of American Woodmark Equity Awards

Pursuant to the Merger Agreement, as of the Effective Time, (i) each American Woodmark restricted stock unit (each, an “American Woodmark RSU”) that was outstanding immediately prior to the Effective Time was, depending on the terms of the applicable award, either (1) converted into a MasterBrand restricted stock unit with respect to a corresponding number of shares of MasterBrand common stock based on the Exchange Ratio (with any fractional shares rounded down to the nearest whole share) or (2) converted into the right to receive a number of shares of MasterBrand common stock equal to the number of shares of American Woodmark common stock subject to the American Woodmark RSU immediately prior to the Effective Time multiplied by the Exchange Ratio (with a cash payment in respect of any fractional shares in accordance with the Merger Agreement), less any applicable tax withholding, (ii) except as described below, each American Woodmark performance stock unit (each, an “American Woodmark PSU”) that was outstanding immediately prior to the Effective Time was converted into a MasterBrand restricted stock unit with respect to a corresponding number of shares of MasterBrand common stock (determined based upon actual or superior performance levels, as applicable) based on the Exchange Ratio, with any fractional shares rounded down to the nearest whole share, and (iii) each American Woodmark cash-settled restricted stock tracking unit outstanding immediately prior to the Effective Time was assumed and converted into a MasterBrand cash-settled restricted stock tracking unit relating to a corresponding number of shares of MasterBrand common stock (with any performance-based vesting conditions determined based upon superior performance levels) based on the Exchange Ratio (with any fractional shares rounded down to the nearest whole share). Each option to purchase shares of American Woodmark common stock and American Woodmark PSUs granted to American Woodmark executive officers on September 5, 2023, were determined (based on the achievement of actual performance through the Effective Time) not to have been earned and, as a result, were automatically cancelled without any payment or other consideration at the Effective Time.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Merger Agreement, which was filed as Exhibit 2.1 to MasterBrand’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2025 and incorporated herein by reference.

The total number of shares of MasterBrand common stock issuable as consideration with respect to the Merger (including with respect to the converted American Woodmark RSUs as described above) is approximately 77,031,379 million shares. The issuances of shares of MasterBrand common stock to be issued in connection with the Merger were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-290071) filed by MasterBrand with the SEC on September 5, 2025, as amended on September 23, 2025, and declared effective by the SEC on September 25, 2025 (the “S-4 Registration Statement”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on November 3, 2025, MasterBrand entered into an amendment (the “First Amendment”) to its amended and restated credit agreement to obtain incremental term loan commitments in the form of a delayed draw Term A loan (“Term Loan A”) in an aggregate amount equal to $375.0 million, the funding of which was dependent on the Closing of the Merger.

On May 28, 2026, MasterBrand drew down the full $375 million available under the Term Loan A. The proceeds from the Term Loan A were used to repay and terminate American Woodmark’s existing indebtedness in an approximate amount of $367.5 million. The remaining proceeds were used to reimburse MasterBrand for fees and expenses previously paid in connection with the First Amendment and the Merger.

The description of the First Amendment is set forth under Item 5 in MasterBrand’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2025 (the “Prior Financing 10-Q”), which description is incorporated into this Item 2.03 by reference. In addition, the First Amendment was filed as Exhibit 10.1 to the Prior Financing 10-Q and is incorporated into this Item 2.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

The following three (3) former directors of American Woodmark were appointed to serve as independent directors on the Board of Directors of MasterBrand (the “Board”), effective as of the Effective Time: Andrew Cogan, Philip Fracassa and Daniel Hendrix (the “Former American Woodmark Directors”). Given that the Closing is occurring prior to MasterBrand’s Annual Meeting of Stockholders on June 4, 2026 (the “Annual Meeting”) and because Mr. Fracassa is being added as a Class I director to the Board, as previously disclosed, Mr. Fracassa will be up for re-election with the other Class I directors at the Annual Meeting. Messrs. Cogan, Fracassa and Hendrix are each expected to receive compensation payable to nonemployee directors serving on the MasterBrand Board consistent with the policies summarized under the caption “Non-Employee Director Compensation” in MasterBrand’s annual proxy statements. Other than the Merger Agreement, there are no arrangements between the Former American Woodmark Directors and any other person pursuant to which the Former American Woodmark Directors were selected as directors. There are no transactions in which any Former American Woodmark Director has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Former American Woodmark Directors join the following eight (8) directors of MasterBrand who will continue their service as directors of MasterBrand: R. David Banyard, Jr., David Petratis, Juliana Chugg, Catherine Courage, Robert Crisci, Ann Fritz Hackett, Jeffery Perry and Patrick Shannon.

Biographical Information

Biographical information related to the Former American Woodmark Directors can be found in the definitive proxy statement on Schedule 14A filed by MasterBrand with the SEC on April 22, 2026.

Chairman of the Board

Pursuant to the terms of the Merger Agreement, David Petratis continues to serve as Chairman of the Board.

Item 7.01. Regulation FD Disclosure.

On May 28, 2026, MasterBrand issued a press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing of MasterBrand, whether made before, on, or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 5, 2025, by and among American Woodmark Corporation, MasterBrand, Inc. and Maple Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of MasterBrand, Inc.’s Form 8-K filed with the SEC on August 6, 2025 (File No. 001-41545)).*

10.1	First Amendment to Amended and Restated Credit Agreement, dated as of November 3, 2025, among MasterBrand, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 of MasterBrand, Inc.’s Form 10-Q filed with the SEC on November 5, 2025 (File No. 001-41545)).

99.1	Press Release, dated as of May 28, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERBRAND, INC.

Date: May 28, 2026	By:	/s/ R. David Banyard, Jr.
	Name:	R. David Banyard, Jr.
	Title:	President & Chief Executive Officer